Exhibit 99.2

TIER REIT Announces Third Quarter 2018 Financial Results

Net Income of $0.43 per diluted common share

FFO, Excluding Certain Items, of $0.38 per diluted common share

Significantly reduced leverage through recent equity raises

Domain 10 development commenced in October with strong leasing activity

Completed dispositions of Fifth Third Center in August and Plaza at MetroCenter in October

Dallas, Texas - November 5, 2018 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Recognized net income of $0.43 per diluted common share

•	Reported Funds from Operations (FFO) attributable to common stockholders of $0.96 per diluted common share

•	Reported FFO, Excluding Certain Items, attributable to common stockholders of $0.38 per diluted common share

•
Raised $114.1 million, net of commissions and issuance costs, under our at-the-market (ATM) equity offering programs, significantly reducing leverage during the quarter and increasing liquidity to over $300 million

“We are pleased to report solid third quarter results driven by strong same store cash NOI growth and increased occupancy,” stated Scott W. Fordham, Chief Executive Officer of TIER REIT.

“Our development pipeline continues to draw significant interest from prospective tenants and investors alike,” stated Mr. Fordham.  “We began delivering space to tenants at our Third + Shoal development in downtown Austin during the third quarter and delivered our Domain 11 development in northwest Austin to HomeAway in October.  As we previously announced, our Domain 12 development is fully leased to a Fortune 100 corporation well in advance of our 4Q’19 anticipated delivery date, and we have seen strong leasing activity to date on our newly-commenced Domain 10 development.”

Mr. Fordham added, “We completed the disposition of Fifth Third Center in Columbus during the quarter, and also sold our MetroCenter property in October.  While Nashville remains a target market for us, MetroCenter was located outside of our TIER1 submarkets and we believe the current investment appetite compelled a sale.  Our year to date dispositions of $197 million, along with our recent equity raises, have had a meaningful impact on our leverage and further fund our high-yielding development efforts at The Domain.”

Third Quarter Financial Results
For the third quarter of 2018, net income attributable to common stockholders was $22.6 million, or $0.43 per diluted common share, as compared to net loss of $8.0 million, or $0.17 per diluted common share, for the third quarter of 2017.

For the third quarter of 2018, Nareit-defined FFO attributable to common stockholders was $50.7 million, or $0.96 per diluted common share, as compared to $15.9 million, or $0.33 per diluted common share, for the third quarter of 2017.

For the third quarter of 2018, FFO attributable to common stockholders, excluding certain items, was $20.1 million, or $0.38 per diluted common share, as compared to $16.5 million, or $0.34 per diluted common share, for the third quarter of 2017.

Property Results
Our occupancy at September 30, 2018, was 90.1%, reflecting an increase of 70 basis points from June 30, 2018.
We leased 120,000 square feet during the third quarter of 2018, which included 26,000 square feet of renewals, 19,000 square feet of expansions, and 75,000 square feet of new leasing.

During the third quarter of 2018, we received $0.7 million in business interruption insurance proceeds related to rent abatements provided in previous periods as a result of Hurricane Harvey. We anticipate we will receive additional business interruption insurance proceeds in subsequent quarters.

Real Estate Activity
Plaza at MetroCenter was held for sale as of September 30, 2018, and was sold on October 31, 2018, for a contract purchase price of $51.3 million.

During the third quarter of 2018, we pre-leased 100% of Domain 12. Domain 12 is a development property containing 320,000 rentable square feet located in Austin, Texas, with an anticipated delivery in the fourth quarter of 2019.

Capital Markets Activity
On August 3, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the third quarter of 2018, which was paid on September 28, 2018.

On August 15, 2018, we entered into three forward interest rate swaps with a combined notional value of $250.0 million with a maturity date of December 31, 2024. These become effective on October 31, 2019, upon the maturity of two of our outstanding interest rate swaps with a combined notional value of $250.0 million.

On August 21, 2018, we paid off the $89.7 million loan secured by Domain 8 without penalty. The loan was scheduled to mature in June 2020.

On August 27, 2018, ownership of Fifth Third Center was conveyed to the associated lender pursuant to a foreclosure and was accounted for as a full settlement of the outstanding debt and related interest. As a result, we recognized a gain on troubled debt restructuring of approximately $31.0 million. We recorded an asset impairment loss of $3.4 million related to the disposition of the property.

In August 2018, we established an additional $125.0 million ATM program for a total of $250.0 million when combined with our May 2017 ATM program. During the three months ended September 30, 2018, we issued 4,916,095 shares of common stock under our ATM programs for proceeds of $114.1 million, net of commissions and issuance costs. Subsequent to September 30, 2018, we issued 130,172 additional shares for net proceeds of $3.1 million, resulting in total net proceeds for the year of $138.0 million.

Subsequent Events
Development on Domain 10 commenced in October 2018, with an anticipated delivery in the second quarter of 2020. Domain 10 will contain 300,000 rentable square feet and is in located in Austin, Texas, adjacent to our other Domain properties.

On November 2, 2018, our board of directors authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2018, which will be paid on December 27, 2018.

2018 Outlook
We have updated our 2018 outlook and assumptions, as follows:

2018 Outlook
	Prior	Updated
Projected net income (loss) per diluted common share	($0.28) - ($0.24)	$0.39 - $0.42
Adjustments:
Real estate depreciation and amortization	$2.03	$1.93
Impairment of depreciable real estate assets	-	$0.07
Gain on remeasurement of investment in unconsolidated entities	($0.22)	($0.23)
Gain on sale of depreciable real estate	($0.24)	($0.22)
Noncontrolling interest	-	($0.01)
Projected FFO per diluted common share	$1.29 - $1.33	$1.93 - $1.96
Adjustments:
Loss on early extinguishment of debt[1]	$0.18	$0.18
Reversal of gain on Fifth Third Center troubled debt restructuring	-	($0.61)
Reversal of Fifth Third Center default interest	$0.05	$0.03
Projected FFO, excluding certain items, per diluted common share	$1.52 - $1.56	$1.53 - $1.56

Assumptions used in 2018 outlook above:
Dispositions	$145mm - $270mm	$197mm
Strategic acquisitions	$164mm	$164mm
Same store cash NOI growth	7.5% - 8.5%	7.5% - 8.0%
Same store NOI growth	1.5% - 2.5%	1.5% - 2.0%
Straight line rent and lease incentive revenue	$5.0mm - $6.0mm	$5.0mm - $5.5mm
Above- and below-market rent amortization	$5.5mm - $6.5mm	$5.75mm - $6.25mm
General & administrative expenses, excluding certain items	$21.0mm - $22.0mm	$21.0mm - $22.0mm
Year-end occupancy	89.5% - 91.5%	90.0% - 91.0%
Weighted average common shares outstanding - diluted	49.8mm	51.1mm
1 Represents the loss from write-off of deferred financing costs upon recast of our credit facility on January 18, 2018

Supplemental Information
A copy of our Supplemental Information regarding our financial results and operations for the quarter ended September 30, 2018, is available on our Investor Relations website at www.tierreit.com/ir, or by contacting our Investor Relations department by email at ir@tierreit.com.

Conference Call
A conference call will be held later today at 1:00 p.m. Eastern time/12:00 p.m. Central time to discuss matters pertaining to this release. Callers in the U.S. or Canada may join the conference call by dialing 877.407.0789.
A live, listen-only webcast and subsequent replay will also be available on our Investor Relations website at www.tierreit.com/ir.
About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. Our vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire, develop, and sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “position,” “future,” “vision,” “mission,” “strive,” “project” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
Assets
Real estate
Land	$150,473	$139,951
Land held for development	45,059	45,059
Buildings and improvements, net	1,097,613	1,061,418
Real estate under development	93,110	29,525
Total real estate	1,386,255	1,275,953
Cash and cash equivalents	5,192	13,800
Restricted cash	10,232	8,510
Accounts receivable, net	69,592	81,129
Prepaid expenses and other assets	19,357	28,112
Investments in unconsolidated entities	32,112	31,852
Deferred financing fees, net	2,985	1,387
Lease intangibles, net	103,531	87,047
Assets associated with real estate held for sale	33,086	53,348
Total assets	$1,662,342	$1,581,138
Liabilities and equity
Liabilities
Notes payable, net	$731,133	$794,538
Accounts payable and accrued liabilities	74,560	81,166
Acquired below-market leases, net	24,312	17,942
Other liabilities	6,471	7,567
Obligations associated with real estate held for sale	321	2,354
Total liabilities	836,797	903,567
Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 53,490,819 and 47,623,324 shares issued and outstanding at September 30, 2018, and December 31, 2017, respectively	5	5
Additional paid-in capital	2,747,825	2,609,540
Cumulative distributions and net loss attributable to common stockholders	(1,940,492)	(1,936,960)
Accumulated other comprehensive income	15,262	4,218
Stockholders’ equity	822,600	676,803
Noncontrolling interests	2,945	768
Total equity	825,545	677,571
Total liabilities and equity	$1,662,342	$1,581,138

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2018	September 30, 2017
Rental revenue	$54,832	$50,920
Expenses
Property operating expenses	13,262	13,170
Interest expense	7,141	8,406
Real estate taxes	9,229	8,439
Property management fees	80	49
Asset impairment losses	3,418	—
General and administrative	5,128	5,157
Depreciation and amortization	24,834	23,785
Total expenses	63,092	59,006
Interest and other income	49	170
Gain on troubled debt restructuring	31,006	—
Income (loss) before income taxes, equity in operations of investments, and gains	22,795	(7,916)
Provision for income taxes	(228)	(202)
Equity in operations of investments	—	67
Net income (loss)	22,567	(8,051)
Noncontrolling interests	78	10
Net income (loss) attributable to common stockholders	$22,645	$(8,041)
Weighted average common shares outstanding - basic	51,899,779	47,549,635
Weighted average common shares outstanding - diluted	52,616,570	47,549,635

Basic income (loss) per common share	$0.43	$(0.17)
Diluted income (loss) per common share	$0.43	$(0.17)

Distributions declared per common share	$0.18	$0.18

Comprehensive income (loss):
Net income (loss)	$22,567	$(8,051)
Other comprehensive income: unrealized income on interest rate derivatives	2,801	531
Comprehensive income (loss)	25,368	(7,520)
Comprehensive loss attributable to noncontrolling interests	77	10
Comprehensive income (loss) attributable to common stockholders	$25,445	$(7,510)

Calculations of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2018	September 30, 2017
Net income (loss)	$22,567	$(8,051)
Noncontrolling interests	78	10
Net income (loss) attributable to common stockholders	22,645	(8,041)
Adjustments:
Real estate depreciation and amortization from consolidated properties	24,770	23,653
Real estate depreciation and amortization from unconsolidated properties	—	289
Real estate depreciation and amortization - noncontrolling interests	(544)	—
Impairment of depreciable real estate	3,418	—
Noncontrolling interests	389	(16)
FFO attributable to common stockholders	50,678	15,885

Adjustments:
Interest rate hedge ineffectiveness expense (1)	—	8
Gain on troubled debt restructuring	(31,006)	—
Default interest (2)	388	616
Noncontrolling interests	10	(1)
FFO attributable to common stockholders, excluding certain items	$20,070	$16,508
Weighted average common shares outstanding - basic	51,900	47,550
Weighted average common shares outstanding - diluted	52,617	48,160
Net income (loss) per common share - diluted	$0.43	$(0.17)
FFO per common share - diluted	$0.96	$0.33
FFO, excluding certain items, per common share - diluted	$0.38	$0.34
______________________

We provided rent abatements through the second quarter of 2018 to tenants as a result of Hurricane Harvey. During the three months ended September 30, 2017, we provided rent abatements of approximately $1.9 million. These abatements were a reduction to “rental revenue” on our condensed consolidated statements of operations and comprehensive income (loss). Rent abatements were offset by approximately $0.7 million of business interruption insurance proceeds for the three months ended September 30, 2018. We received no business interruption proceeds in the three months ended September 30, 2017. We anticipate we will receive additional business interruption insurance proceeds in subsequent quarters.

(1)
Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense. We adopted new accounting guidance on January 1, 2018, that eliminates the requirement to separately measure and report hedge ineffectiveness expense.

(2)
We had a non-recourse loan in default that subjected us to incur default interest at a rate that was 500 basis points higher than the stated interest rate. The ownership of this property was conveyed to the associated lender in August 2018.

Same Store NOI and Same Store Cash NOI
(in thousands, except property count and percentages)

	Three Months Ended
	September 30, 2018	September 30, 2017
Same Store Revenue:
Rental revenue (1)	$46,592	$42,113
Less: Lease termination fees	(276)	(177)
	46,316	41,936

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	11,103	9,568
Real estate taxes	7,856	7,684
Property management fees	25	25
Property expenses	18,984	17,277
Same Store NOI - consolidated properties	27,332	24,659
Same Store NOI - unconsolidated properties (at ownership %)	1,272	728
Same Store NOI	$28,604	$25,387

Increase in Same Store NOI	12.7%

Same Store NOI	$27,332	$24,659
Less:
Straight-line rent revenue adjustment	288	(2,085)
Above- and below-market rent amortization	(1,052)	(1,156)
Same Store Cash NOI - consolidated properties	26,568	21,418
Same Store Cash NOI - unconsolidated properties (at ownership %)	840	(283)
Same Store Cash NOI	$27,408	$21,135

Increase in Same Store Cash NOI	29.7%

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI
Net income (loss)	$22,567	$(8,051)
Adjustments:
Interest expense	7,141	8,406
Asset impairment losses	3,418	—
Tenant improvement demolition costs	36	127
General and administrative	5,128	5,157
Depreciation and amortization	24,834	23,785
Interest and other income	(49)	(170)
Gain on troubled debt restructuring	(31,006)	—
Provision for income taxes	228	202
Equity in operations of investments	—	(67)
Net operating income of non-same store properties	(4,689)	(4,553)
Lease termination fees	(276)	(177)
Same Store NOI of unconsolidated properties (at ownership %)	1,272	728
Same Store NOI	28,604	25,387
Straight-line rent revenue adjustment	288	(2,085)
Above- and below-market rent amortization	(1,052)	(1,156)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(432)	(1,011)
Same Store Cash NOI	$27,408	$21,135

Operating properties	16
Rentable square feet (% owned)	5,911
______________
Our Domain 8 property is reflected as unconsolidated and at the prior year ownership percentage of 50% for the comparable periods presented above. Domain 8 became operational in the third quarter of 2017 and we acquired full ownership on March 30, 2018.

(1) We provided rent abatements through the second quarter of 2018 to tenants at our Eldridge Properties as a result of Hurricane Harvey. During the three months ended September 30, 2017, we provided rent abatements of approximately $1.9 million. These abatements were a reduction to “rental revenue” on our condensed consolidated statements of operations and comprehensive income (loss). Rent abatements were offset by approximately $0.7 million of business interruption insurance proceeds for the three months ended September 30, 2018. We received no business interruption proceeds in the three months ended September 30, 2017. We anticipate we will receive additional business interruption insurance proceeds in subsequent quarters. The timing difference of rent abatements provided and business interruption insurance proceeds received for the Eldridge Properties was a significant driver to the increase in Same Store NOI and Same Store Cash NOI. Excluding the Eldridge Properties, the increase to Same Store NOI would have been approximately 3.0%, and the increase to Same Store Cash NOI would have been approximately 18.1% for the three months ended September 30, 2018, as compared to the same periods in 2017, respectively.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (Nareit), which is net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities that resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and impairments of depreciable real estate assets, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current Nareit definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.
Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.